PROMISSORY NOTE

June 3, 2013

Horizon Technology Finance Corporation, a Delaware corporation (the “Borrower”), for value received, hereby promises to pay to the order of Guggenheim Securities, LLC, a Delaware limited liability company (the “Lender”), the principal amount of Fifteen Million and 00/100 Dollars ($15,000,000) (the “Original Principal Amount”) (together with interest thereon calculated from the date hereof in accordance with the provisions of this instrument (this “Note”)).

1. Principal Balance. For purposes of this Note, the term “Principal Balance” shall mean an amount equal to (a) the Original Principal Amount minus (b) all payments of principal made by the Borrower from time to time pursuant to the terms of this Note. If not paid in full earlier, the entire Principal Balance and all accrued and unpaid interest shall be due and payable in full on the earliest to occur of: (x) any sale of secured loans made to life sciences companies and technology companies subject to the lien and security interest of the Lender hereunder (“Venture Loans”) consented to by Lender pursuant to Section 8(i), (y) the Borrower or any of its affiliates shall take substantial steps to consummate a financing or refinancing of its indebtedness existing on the date hereof, but the Borrower or such affiliate shall elect not to consummate such financing or refinancing, or (z) July 30, 2013 (the “Maturity Date”).

2. Payment of Interest. Except as otherwise expressly provided herein, the Principal Balance of this Note shall bear interest (computed on the basis of actual days elapsed on a 360-day year basis) at a rate of seven percent (7.00%) per annum. Accrued and unpaid interest shall be payable monthly on the first day of each month, beginning on June 1, 2013. All accrued and unpaid interest on this Note shall be paid upon the payment in full of the entire outstanding Principal Balance of this Note (whether on the Maturity Date or as a result of the acceleration of the maturity thereof), or if a prepayment of this Note is made, on the Principal Balance prepaid, and, if payment in full is not paid when due, thereafter on demand. During the occurrence and continuance of an Event of Default, the rate of interest payable pursuant to this Section 2 shall be increased by five percent (5.00%) per annum.

3. Payment. All payments to be made to the Lender under this Note shall be made in lawful money of the United States of America by wire transfer of immediately available funds to an account directed by the Lender in writing.

4. Prepayment. The Borrower, at its option, may prepay without premium or penalty all or any portion of the Principal Balance of this Note at any time, plus accrued and unpaid interest through the date of such payment. The Borrower shall promptly make a prepayment under this Note in an amount equal to the proceeds of any payments of principal or prepayments received by the Borrower or any affiliate of the Borrower in respect of the Venture Loans.

5. Conditions Precedent. Prior to advancing to the Borrower the principal amount evidenced by this Note:

(a) The Lender shall have received the following documents, all duly executed, dated as of the date hereof, and in form and substance acceptable to Lender: (i) this Note; (ii) a certificate of the secretary of the Borrower certifying as to the resolutions of the board of directors of the Borrower authorizing the execution, delivery and performance by Borrower of this Note and the transactions contemplated in connection herewith; (iii) a certified copy of the Borrower’s certificate of incorporation and bylaws as in effect on the date hereof; and (iv) a certificate of good standing for Borrower from the secretary of state of Delaware.

(b) The Lender shall have received, in form and substance reasonably satisfactory to it, a written opinion of special counsel to the Borrower with respect to such matters as Lender shall request.

(c) The Lender shall have received, in form and substance satisfactory to it, an acknowledgment from Bank of America, N.A. (the “Custodian”) that the principal documents (the “Underlying Documents”) evidencing the Venture Loans owned by the Borrower have been deposited with the Custodian pursuant to the Custodial Agreement dated as of October 25, 2010 between the Custodian and the Borrower (the “Custodial Agreement”).

6. Collateral.

(a) Grant of Security Interest. As security for all debts, liabilities and obligations owing by the Borrower to the Lender arising under, out of, or in connection with this Note or any related agreement or document (the “Related Documents”), whether direct or indirect, absolute or contingent, due or to become due or now or hereafter arising (the “Obligations”), the Borrower hereby assigns to the Lender and grants to the Lender a continuing security interest in and lien on all of the Borrower’s right, title and interest in and to the following, whether now owned or existing or hereafter acquired or arising, regardless of where located: all now existing and hereafter arising property and rights in property of the Borrower, wherever located, including, without limitation, all cash, cash equivalents, accounts, general intangibles, instruments, goods, chattel paper, deposit accounts, investment property, equipment, inventory, fixtures, documents, all letters of credit and letter-of-credit rights, commercial tort claims, all supporting obligations, books and records, and all products and/or proceeds of any and all of the foregoing, including, without limitation, each Venture Loan, the Underlying Documents and all insurance proceeds (the “Collateral”). Terms used in this Section 6(a) shall have their respective meanings under the Uniform Commercial Code, as in effect from time to time in the State of New York or any other applicable jurisdiction.

(b) Further Assurances. The Borrower shall, at its expense, perform all steps and take any and all action requested by the Lender at any time to perfect, maintain, protect, and enforce the Lender’s security interest; provided, that, so long as no Event of Default (as defined below) shall have occurred, except as provided in Section 8(m), the Borrower shall not be required to provide the Lender with (i) account control agreements for its accounts holding cash, securities, or Venture Loans of the Borrower or (ii) control of any of the Borrower’s equity interests in its subsidiaries or deliver certificates evidencing the same.

2

(c) UCC Filings. Borrower hereby irrevocably authorizes Lender at any time and from time to time to file in any filing office in any UCC jurisdiction any initial financing statements and amendments thereto that (i) indicate the Collateral and (ii) contain any other information required by the UCC for the sufficiency or filing office acceptance of any financing statement or amendment. The Borrower agrees to furnish any such information to the Lender promptly upon request. The Borrower acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of the Lender and agrees that it shall not do so without the prior written consent of the Lender, subject to the Borrower's rights under Section 9-509(d)(2) of the UCC.

7. Representations and Warranties. To induce the Lender to accept this Note, the Borrower warrants that:

(a) Existence and Foreign Qualification. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Borrower is in good standing and is duly qualified to do business in each state where, because of the nature of its activities or properties, such qualification is required, except where failure to be so qualified could not reasonably be expected to materially and adversely affect (i) the financial condition or operations of the Borrower, (ii) the ability of the Borrower to perform its obligations under this Note or (iii) any portion of the Collateral (a “Material Adverse Effect”).

(b) Authorization; Consents. The Borrower is duly authorized to execute and deliver this Note and the Borrower is and will continue to be duly authorized to perform its obligations under this Note. The execution, delivery and performance by the Borrower of this Note do not and will not require any consent or approval of any governmental agency or authority that has not been obtained. No consent of any third party is required to pledge each Venture Loan in favor of the Lender as collateral security hereunder.

(c) No Conflicts. The execution, delivery and performance by the Borrower of this Note do not and will not conflict with (i) any provision of applicable law, (ii) the charter documents of the Borrower, (iii) any material agreement binding upon the Borrower, or (iv) any court or administrative order or decree applicable to the Borrower, and do not and will not require, or result in, the creation or imposition of any Lien on any asset of the Borrower.

(d) Validity. This Note is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies.

3

(e) Solvency. On the date hereof, and immediately prior to and after giving effect to the consummation of the transactions contemplated hereby (i) each of the Borrower and its subsidiaries, individually, is solvent, has adequate capital and is and will continue to be able to pay its indebtedness as the same becomes due, and (ii) neither the Borrower nor any of its subsidiaries has incurred any obligation or liability under this Note or any other agreement to which it is a party or has made any conveyance pursuant to or in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of any obligor or any of its affiliates, as the case may be.

(f) Venture Loans. Each Venture Loan held by the Borrower, as of the date hereof, qualifies as an eligible loan for financing under one or more of the Borrower’s or its affiliates’ existing credit facilities with third parties other than the Lender.

(g) Liens. None of the Collateral is subject to any mortgage, pledge, lien, claim or other encumbrance or security interest (other than the Lender’s lien and security interest arising hereunder), except for customary liens arising in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and not involving any deposits or advances or borrowed money or the deferred purchase price of property or services and, in each case, for which the Borrower maintains adequate reserves in accordance with GAAP and the execution or other enforcement of which is effectively stayed (“Permitted Liens”).

(h) Security Interest. This Note creates in favor of the Lender, a legal, valid and enforceable security interest in the Collateral, as security for the Obligations, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability. Upon filing a properly completed UCC financing statement with the Secretary of State of Delaware, the Lender’s security interest in the Collateral shall be a first priority and perfected security interest to the extent such perfection is obtainable thereby under the UCC.

(i) No Event of Default or Potential Event of Default. As of the date hereof and before and after giving effect to the transactions contemplated in connection with this Note, no Event of Default or event that, through the passage of time, service of notice, or both, would mature into an Event of Default (a “Potential Event of Default”) has occurred and is continuing or shall result therefrom.

8. Covenants. Until the Principal Balance of the Note, and all accrued and unpaid interest thereon and all other Obligations are indefeasibly paid in full:

(a) Corporate Existence; Maintenance of Properties. The Borrower shall preserve and maintain its corporate existence. The Borrower shall maintain, preserve and keep its properties and rights necessary to the proper conduct of its business.

4

(b) Taxes. The Borrower shall duly pay and discharge all taxes, rates, assessments, fees and governmental charges upon or against the Borrower or its properties, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves under generally accepted accounting principles are provided therefor.

(c) Access. The Borrower shall permit the Lender periodically upon reasonable request, or at any time when an Event of Default or Potential Event of Default exists and is continuing, to access, examine, audit, make extracts from or copies of and inspect any or all of the Borrower’s records, files, and books of account relating to the Collateral, and discuss the Borrower’s affairs with the Borrower’s officers and management.

(d) Use of Proceeds. The Borrower shall use the proceeds of this Note to originate secured loans made to life sciences companies and technology companies and for general working capital purposes. The Borrower shall not use or permit any proceeds of this Note to be used for the purpose of purchasing or carrying any margin stock.

(e) Notices. Promptly after becoming aware thereof, the Borrower shall furnish to the Lender written notice (including a description in reasonable detail) of (i) the occurrence of any Event of Default or Potential Event of Default; (ii) the filing or commencement of any action, suit or proceeding by or before any arbitrator or governmental authority against the Borrower or any affiliate thereof that could reasonably be expected to result in a Material Adverse Effect; and (iii) the occurrence of any other event that could reasonably be expected to result in a Material Adverse Effect.

(f) Mergers, etc. The Borrower shall not merge with or into or consolidate with any other person, or liquidate or dissolve, or sell, transfer, lease or otherwise dispose of all or substantially all of its assets, provided that the Borrower may merge with another person so long as the Borrower is the survivor and no Event of Default or Potential Event of Default shall exist or result therefrom.

(g) Claims Against Collateral. The Borrower agrees to pay promptly when due all taxes, other taxes, assessments and governmental charges or levies imposed upon, and all claims against, the Collateral.

(h) Liens. Borrower shall not incur or permit to exist any mortgage, pledge, lien, or other encumbrance or security interest with respect to any of the Collateral at any time that any principal or interest is outstanding on this Note or any other Obligation at the time is due and payable, except for Permitted Liens.

(i) Sale or Assignment. Without the express written consent of the Lender, which consent may be given or withheld in the Lender’s sole discretion in each instance, the Borrower shall not sell or assign (x) all or any portion of any Venture Loan, or (y) except in the ordinary course of business, any other Collateral.

5

(j) HCIII Loan Facilities. The Borrower shall cause Horizon Credit III LLC (“HCIII”) at all times to maintain aggregate available commitments of not less than $15,000,000 under its existing credit facilities.

(k) Servicing of Venture Loans. The Borrower or Horizon Technology Finance Management LLC (“Horizon Management”) shall act as servicer for the Venture Loans, shall be responsible for managing the Venture Loans and shall perform all administrative tasks related thereto and required in connection therewith in accordance with the underlying loan documentation and all customary and usual servicing practices, in a manner consistent with the servicer's servicing of comparable loan agreements that it owns or services for itself or others, without regard to: (i) the servicer’s right to receive compensation for its services with respect to any particular transaction or (ii) the ownership, servicing or management for others by the servicer of any other loans, debt securities or property by the servicer.

(l) Venture Loans. The Borrower shall maintain at all times (i) Venture Loans in an aggregate outstanding principal balance of not less than $50,000,000, and (ii) all Underlying Documents with respect thereto on deposit with the Custodian in the “Account” (as defined in the Control Agreement referred to below) (the “Custodial Account”).

(m) Custodial Account. The Borrower (i) shall deliver, within ten (10) days of the date hereof, to the Lender an account control agreement (the “Control Agreement”) with the Custodian with respect to the Custodial Account in form and substance satisfactory to the Lender and (ii) shall not amend, modify, terminate or permit the termination of the Custodial Agreement without the prior written consent of the Lender.

9. Events of Default. The occurrence or continuance of any of the following shall constitute an “Event of Default”:

(a) the Borrower shall default in the payment of any principal or interest on this Note when the same becomes due and payable; or

(b) the Borrower shall fail to comply with or perform any agreement or covenant of the Borrower described in paragraphs (c), (e), (f), (h), (i), (j), (l) or (m) of Section 8; or

(c) subject to Section 9(a) or (b), the Borrower shall fail to comply with or perform any agreement or covenant of the Borrower contained herein, if such failure shall continue for a period of three (3) business days following the earlier of (i) the Borrower’s knowledge of such failed compliance, or (ii) the Borrower’s notice of such failure; or

6

(d) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or Horizon Management or their respective debts, or of a substantial part of their assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower, Horizon Management or for a substantial part of their assets, and, in any such case, such proceeding or petition shall continue undismissed for thirty (30) days or an order or decree approving or ordering any of the foregoing shall be entered; or

(e) the Borrower or Horizon Management shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or Horizon Management or for a substantial part of their assets, (iii) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (iv) make a general assignment for the benefit of creditors or (v) take any action for the purpose of effecting any of the foregoing; or if a decree or order of a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Borrower or Horizon Management, or for the winding up or liquidation of their affairs, shall have been entered, and such decree or order shall have remained in force undischarged and unstayed for a period of thirty (30) days; or

(f) The Borrower, Horizon Management, Horizon Credit II LLC or HCIII shall default in the payment when due, after any applicable grace period, of any indebtedness for borrowed money having an aggregate principal amount in excess of $500,000; or there shall occur any default or other event under any indenture, agreement or other instrument under which any such indebtedness is outstanding and such default or event shall result in the acceleration of the maturity or the required redemption or repurchase of such indebtedness; or

(g) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower, Horizon Management or any affiliate thereof that would reasonably be expected to have a Material Adverse Effect or in which the relief sought is an injunction or other stay of the performance of this Note or any Related Document.

10. Remedies.

(a) Upon the occurrence and during the continuance of any Event of Default specified in Section 9, then, and in each such case, the Lender by notice to the Borrower and at any time and from time to time, may (i) declare all or part of the principal of and interest on this Note immediately due and payable, and thereupon the same shall become immediately due and payable, and (ii) exercise any other rights and remedies available to it by law or agreement.

7

(b) In addition to all other rights and remedies granted to it under this Note and any Related Document, if an Event of Default shall have occurred and be continuing, the Lender may exercise all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, the Borrower expressly agrees that in any such event the Lender, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Borrower or any other person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith enter upon the premises of the Borrower where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving Borrower or any other person notice and opportunity for a hearing on the Lender’s claim or action and may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, license, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver the Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as it may deem acceptable, for cash or on credit or for future delivery without assumption of any credit risk. The Lender shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Lender, the whole or any part of the Collateral so sold, free of any right or equity of redemption, which equity of redemption the Borrower hereby releases. Such sales may be adjourned and continued from time to time with or without notice. The Lender shall have the right to conduct such sales on the Borrower’s premises or elsewhere and shall have the right to use the Borrower’s premises without charge for such time or times as the Lender deems necessary or advisable.

(c) The Borrower irrevocably waives presentment, protest, notice of intent to accelerate, demand, notice of dishonor or default, notice of acceptance of this Note, extensions granted or other action taken in reliance hereon, and all other demands and notices of any kind in connection with this Note and any Related Document.

(d) The Borrower further agrees, at the Lender’s request, to assemble the Collateral and make it available to the Lender at a place or places designated by the Lender which are reasonably convenient to the Lender and the Borrower. Until the Lender is able to effect a sale, lease, or other disposition of Collateral, Lender shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Lender. The Lender may, if it so elects, seek the appointment of a receiver to take possession of Collateral and to enforce any of the Lender’s remedies, with respect to such appointment without prior notice or hearing as to such appointment. The Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale to the Obligations (in such order as the Lender shall determine at its sole discretion), and only after so paying over such net proceeds, and after the payment by the Lender of any other amount required by any provision of law, the Lender shall turn over the surplus, if any, to the Borrower. To the maximum extent permitted by applicable law, the Borrower waives all claims, damages, and demands against the Lender arising out of the repossession, retention or sale of the Collateral except such as arise solely out of the gross negligence or willful misconduct of the Lender. The Borrower agrees that five (5) business days prior notice by the Lender of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Borrower shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations, including any reasonable attorneys’ fees or other out-of-pocket expenses incurred by the Lender to collect such deficiency.

8

(e) The Lender may, in its discretion, pay any amount or do any act required of Borrower hereunder or under any Related Document in order to preserve, protect, maintain or enforce the Obligations, the Collateral or the Lender’s security interest therein, and which the Borrower fails to pay or do. All payments that the Lender makes under this Section 10(e) and all out-of-pocket costs and expenses that the Lender pays or incurs in connection with any action taken by it hereunder shall be charged to the Borrower and shall constitute Obligations. Any payment made or other action taken by Lender under this Section 10(e) shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.

(f) The Lender shall use reasonable care with respect to the Collateral in its possession or under its control. The Lender shall not have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of Lender, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

11. Power of Attorney. The Borrower hereby appoints the Lender and the Lender’s designee as the Borrower’s attorney, with power at any time during the existence and continuance of any Event of Default: (a) to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (b) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (a) above; (c) to file any claims or take any action or institute any proceedings that the Lender may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Lender with respect to any of the Collateral; (d) to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Note (including, without limitation, access to pay or discharge taxes or liens); (e) to endorse the Borrower’s name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into Lender’s possession; (f) to sign the Borrower’s name on any invoice, bill of lading, warehouse receipt or other negotiable or non-negotiable document constituting Collateral, on drafts against customers, on notices of assignment, financing statements and other public records and to file any such financing statements by electronic means with or without a signature as authorized or required by applicable law or filing procedure; (g) to notify the post office authorities to change the address for delivery of the Borrower’s mail to an address designated by the Lender and to receive, open and dispose of all mail addressed to the Borrower; (h) to complete in the Borrower’s name or the Lender’s name, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof; and (i) to do all other things necessary to carry out this Note. The Borrower ratifies and approves all acts of such attorney. Neither the Lender nor its attorneys will be liable for any acts or omissions or for any error of judgment or mistake of fact or law except for their willful misconduct. This power, being coupled with an interest, is irrevocable until the Obligations have been indefeasibly paid in full.

9

12. Miscellaneous.

(a) The provisions under this Note shall (i) be binding upon the Borrower and its respective successors and assigns and (ii) inure to the benefit of the Lender and its respective successor and assigns. The Borrower may not transfer any of its rights or obligations hereunder without the prior written consent of the Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void).

(b) After all outstanding and unpaid principal and accrued interest on this Note, together with all other outstanding and unpaid Obligations, have been paid in full in immediately available funds to the Lender, this Note shall be surrendered to the Borrower for cancellation. The Lender shall, at any time and from time to time, upon the request of the Borrower acknowledge the amount required to pay off this Note in full as of a date certain.

(c) If any provision hereof shall be held invalid or unenforceable by any court of competent jurisdiction or as a result of future legislative action, such holding or action shall be strictly construed and shall not affect the validity or effect of any other provision hereof.

(d) THIS NOTE AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PROVISIONS THEREOF).

(e) Any dispute or claim arising out of or in connection with this Note shall be adjudicated any New York State court or federal court of the United States of America sitting in the Borough of Manhattan, New York, and any appellate court from any thereof and each of the Lender (by its acceptance hereof) and each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any such court.

(f) No amendment, modification, or termination or waiver of any provision of this Note shall be effective unless the same shall be in writing and signed by the Borrower and the Lender. Each amendment, modification, termination or waiver of this Note shall be effective only in the specific instance and for the specific purpose for which it was given.

10

(g) All notices, requests, demands and other communications under this Note shall be in writing and delivered in person or sent by courier service or certified mail, postage prepaid, and properly addressed as follows:

to the Lender:

Guggenheim Securities, LLC

330 Madison Avenue

New York, NY 10017

Attn.: Paul Friedman

to the Borrower:

Horizon Technology Finance Corporation

312 Farmington Avenue

Farmington, CT 06032

Attn.: Robert D. Pomeroy, Jr., Chief Executive Officer

All notices and other communications required or permitted under this Note that are addressed as provided in this Section 12(g), if delivered personally or by courier service, shall be effective upon delivery, and, if delivered by certified mail, shall be effective three (3) days after deposit in the United States mail, postage prepaid. Any party may from time to time change its address for the purposes of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with the contents thereof.

13. Indemnification by Borrower. The Borrower shall indemnify the Lender and its affiliates and the directors, officers, employees, agents and advisors of the Lender and its affiliates (each such person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for an Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower arising out of, in connection with, or as a result of (i) the execution, delivery and performance of this Note, (ii) the breach by the Borrower of any representation, warranty or covenant hereunder, or (iii) any actual or asserted claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses result from the gross negligence, willful misconduct or bad faith of such Indemnitee.

11

14. Costs and Expenses. The Borrower shall pay all reasonable out of pocket costs and expenses incurred by the Lender (including the reasonable fees, charges and disbursements of counsel for the Lender), in connection with (i) the negotiation and preparation of the Note and Related Documents, and (ii) the enforcement or protection of its rights under this Note and any Related Document.

15. Rules of Interpretation. Whenever the context requires, the gender of all words used in this Note includes the masculine, feminine and neuter, and the singular includes the plural and vice-versa. All references to Sections refer to sections of this Note. The term “including” means “including, without limitation.” Any reference to a person shall be deemed to include such person’s successors and permitted assigns.

16. Counterparts. This Note may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one and the same agreement. This Note may be executed by manual signature, facsimile or electronic means, all of which shall be equally valid.

[signature page follows]

12

IN WITNESS WHEREOF, the parties have caused this Note to be executed and delivered by a duly authorized officer as of the date first written above.

Horizon Technology Finance Corporation

By:	/s/ Robert D. Pomeroy, Jr.
Name: Title:	Robert D. Pomeroy, Jr. Chief Executive Officer

GUGGENHEIM SECURITIES, LLC

By:	/s/ Paul Friedman
Name: Title:	Paul Friedman Chief Operating Officer

[Signature Page to Promissory Note]

13